EXHIBIT 1.01

Brady Corporation
Conflict Minerals Report
For the year ended December 31, 2018

I.	Introduction.

This report has been prepared by the management of Brady Corporation (hereinafter referred to as “Brady”, the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 as amended, for the reporting period January 1 to December 31, 2018. The report discusses efforts undertaken by Brady to determine whether our products contain cassiterite, columbite-tantalite, gold, wolframite, or other derivatives, which are limited to metallic forms of tin, tantalum, tungsten and gold (collectively, “3TG Minerals”), and further, to determine whether any such materials directly or indirectly fund or benefit armed groups in the Democratic Republic of the Congo or any adjacent countries (“Covered Countries”). The scope of the reasonable country of origin inquiry (“RCOI”) and due diligence efforts discussed includes products both sourced directly by, and manufactured for Brady in calendar year 2018.

The statements below are based on the activities performed to date in good faith by Brady and are based on information available at the time of this filing.

Brady manufactures, or contracts to manufacture, products that contain materials or components that use 3TG Minerals. Due to the depth of its supply chain, Brady is far removed from the sources of ore from which these metals are produced and the smelters/refiners that process them. We do not purchase raw ore or unrefined minerals and conduct no purchasing activities directly in the Covered Countries. The efforts undertaken by Brady to identify the country(ies) of origin of those ores reflect our circumstances and position in the supply chain, which is multiple steps removed from the smelter or mine. The information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to Brady.

II.	Reasonable Country of Origin Inquiry

Our 2018 RCOI began with identifying the products we manufacture or contract to manufacture that have a possibility of containing 3TG Minerals, or where 3TG minerals are required for the functionality or production of such products. In 2018, Brady expanded the scope of the review of its product lines by evaluating new products and their material suppliers during the filing year, and where there was uncertainty about whether a particular product potentially contained 3TG Minerals, it was included in the 2018 inquiries. The potential suppliers of the 3TG Minerals that may be contained in such products were determined to be “in scope.” The exact nature of the parts and materials identified in our products that may contain 3TG Minerals ranged over a broad spectrum of items, but were heavily concentrated in electronics and workplace safety products.

Brady conducted its RCOI of those suppliers deemed in scope, using the Conflict Materials Reporting Template (CMRT v.5.11), which is the Responsible Minerals Initiative (RMI) reporting template. The supplier responses received were reviewed for completeness and consistency. We also verified “No 3TG content declarations” on a random basis to provide additional assurance of the claims made by suppliers. In certain other instances, suppliers were required to provide clarifications or additional detail where responses were incomplete or in need of explanation. Our RCOI process included an escalation procedure seeking information from non-responsive suppliers resulting in 100% in-scope supplier responses.

For 2018, as compared to previous filing years, a number of the surveyed suppliers reported a significant improvement in their own supply chain RCOI initiatives, and 287 unique smelters were identified as potentially being part of our supply chain. In addition, Brady undertook due diligence on the identified smelters to determine their status regarding conflict minerals.

As such, we believe our process was reasonably designed and performed in good faith.

III.	Design of Due Diligence Measures

Brady designed its 3TG Minerals compliance procedures based on, and in conformity with, the five step framework the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, and related supplements on tin, tungsten, tantalum, and the supplement on gold (collectively, the “OECD guidance”) as these relate to our position in the supply chain as a downstream user.

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner's due diligence practices
Step 5: Report annually on supply chain due diligence

Due Diligence Measures Performed by Brady Corporation
The following are the due diligence measures performed by Brady with respect to the reporting year:

•	Step 1-Maintain strong company management systems

▪	Brady maintains an internal conflict minerals team involving sourcing and global product compliance staff. The focus of this team is to implement our conflict minerals program and ensure compliance.

▪	Brady maintains a Conflict Minerals policy, which is available on our company website (see link below) in addition to our due diligence process for assessing the chain of custody of 3TG Minerals.
(https://www.bradyid.com/en-us/corporate/sustainability-and-supplier-information)

▪	Internal engagement - Brady conducted internal training to educate relevant employees in our conflict minerals program including reporting obligations.

▪	Supplier engagement - Brady communicated the requirements of the conflict minerals rule to its suppliers regarding 3TG Minerals.

▪	Brady uses the CMRT for supply chain surveys to identify the smelters.

▪	The conflict minerals team reports on our conflict minerals program to relevant business leaders and the head of Global Compliance.

▪	We maintain a mechanism to enable the reporting of and response to any customer facing questions related to conflict minerals and other supply chain matters.

▪	We retain conflict minerals program documentation in accordance with the Company’s existing corporate retention policy and procedures.

•	Step 2-Identify and assess risk in the supply chain

▪
The Brady conflict minerals team conducted a detailed review of the products manufactured or contracted to be manufactured during the reporting year 2018 to identify products that may be in scope of the rule.

▪	Brady identified the direct suppliers of products or components that may contain 3TG Minerals.

▪
Brady conducted supply chain surveys of the in scope suppliers using the industry-developed CMRT and requested that suppliers conduct their own 3TG Mineral inquiries to identify smelters and refineries as well as the country of origin of 3TG Minerals in products that are supplied to Brady.

▪	We conducted follow ups with non-responding direct suppliers and also worked to clarify and validate the responses from the suppliers.

▪
We compared smelter listings supplied by responding suppliers with the RMI list of validated conflict free and verified facilities. Further smelter confirmation was conducted using a commercially available smelter verification service.

•	Step 3-Design and implement a strategy to respond to identified risks

▪	Brady has a risk management plan that addresses known issues with suppliers that do not meet the requirements of Brady’s corporate sourcing policy.

▪	The conflict minerals team reports to relevant business leaders and the head of Global Compliance on the status of direct supplier responses.

•	Step 4- Carry out independent third-party audit of smelter/refiner's due diligence practices

▪
Brady relies on RMI’s published lists of smelters and refiners that have been audited by various industry groups. Brady is many steps removed from the mining of 3TG Minerals. We do not purchase raw ore or unrefined 3TG Minerals, and we do not conduct any purchasing activities in the Covered Countries.

▪
We supported the development and implementation of independent third party audits of smelters/refiners through our Conflict Minerals Policy and procurement practices, which encourage suppliers to purchase materials from audited smelters/refiners.

•	Step 5-Report on supply chain due diligence

▪	Brady has publicly communicated its Conflict Minerals Policy on our company website
(https://www.bradyid.com/en-us/corporate/sustainability-and-supplier-information)

▪	Brady’s Form SD and Conflict Minerals Report were filed with the SEC and are also available on our company website at the web address referenced above.

Results of the Due Diligence measures

Brady’s due diligence on the source and chain of custody of necessary 3TG Minerals contained in its products revealed that a majority of smelters identified in our supply chain are either conformant or low risk. However, not all smelters in global mineral supply chains have been audited or re-audited yet. In addition, the compliance or operational status of certain smelters/refiners may have a changed since December 31, 2018. Brady is working closely with its suppliers to ensure that all the smelters in its supply chain get audited. Additional due diligence is on-going, since most suppliers provided a company-level and not product-level declaration.

IV.	Product Description; Processing Facilities

The scope of our inquiry covered the following products, which we believe are the most likely to contain metallic forms of 3TG Minerals:

•	Inkjet and thermal transfer printers - both hand held and desktop models - containing electronic parts;

•	Labels and tapes for thermal transfer printing, some of which are in cassettes containing electronic parts;

•	Preprinted labels and tapes, some with external coating, pipe and wire markers, and metal asset tags;

•	Safety signs and traffic signs;

•	Pads for medical applications and sorbent materials for environmental clean-up;

•	Lockout / Tagout devices (primarily plastic);

•	Visitor identification badges, badge holders and lanyards, and wristbands; and

•	Die-cut materials for the telecommunications industry - primarily plastics and polyester foams.

Brady also sells products that are purchased “as is” from manufacturers and not manufactured, or contracted to be manufactured, or whose design and bill of materials is not influenced in any way by Brady. These include traffic cones and barriers, barrier and perimeter tapes, and certain of our Lockout / Tagout devices. Brady also develops software for products that are factory installed or downloadable. All of the foregoing products are not within the scope of this report.

The smelting and refining facilities used to process the 3TG Minerals that were identified by our suppliers are listed in Appendix 1 and the potential countries of origin of the 3TG Minerals are listed in Appendix 2 to this Conflict Minerals Report.

V.	Steps to Improve Due Diligence

We will continue to communicate our expectations and information requirements regarding 3TG Minerals to our direct suppliers, as a part of our supplier compliance program. Brady has incorporated detailed discussions of conflict minerals in our supplier manual, which is distributed to all suppliers, and in our specifications for all new parts. We also include conflict minerals information in discussions with our suppliers, including detailed on-site assessments that examine policies, procedures and practices. We will continue to monitor changes in circumstances that may impact the facts or our determination regarding the source of our 3TG Minerals. Over time we anticipate that the amount of information globally on the traceability and sourcing of these ores will increase and improve our knowledge. We will continue to make further inquiries to our direct suppliers with the goals of assessing our supply chain, including existing and new suppliers, and improving our understanding of each 3TG Mineral supply chain. In addition, we will continue to monitor the smelters in our supply chain that are currently participating in audit programs for their “Conflict-free” status.

VI.	Independent Private Sector Audit

Pursuant to SEC rules and related guidance, an independent private sector audit was not required for Brady’s conflict minerals filing for calendar year 2018.

Appendix 1

Smelters/Refiners Identified by Suppliers Identified in Brady’s Supply Chain

Metal	Standard Smelter Name	Smelter Country Location	Smelter ID
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	REPUBLIC OF KOREA	CID003195
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	REPUBLIC OF KOREA	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	REPUBLIC OF KOREA	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	Sai Refinery	INDIA	CID002853
Gold	*Samduck Precious Metals	REPUBLIC OF KOREA	CID001555
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	REPUBLIC OF KOREA	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	REPUBLIC OF NORTH MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

* Brady’s supplier has stated that this smelter is in a process of being removed from their supply chain.

Appendix 2

Countries of Origin**

Australia	Mauritania
Austria	Mongolia
Benin	Mozambique
Bolivia	Myanmar
Brazil	Nicaragua
Burundi	Niger
Chile	Nigeria
China	Peru
Colombia	Portugal
Democratic Republic of the Congo	Russian Federation
Ecuador	Rwanda
Eritrea	Sierra Leone
Ethiopia	South Africa
Ghana	Swaziland
Guinea	Taiwan
Guyana	Tanzania
India	Thailand
Indonesia	Togo
Laos	Uganda
Madagascar	United Kingdom of Great Britain and Northern Ireland
Malaysia	United States of America
Mali

**The information provided in this list is based on supplier declarations. However, Brady is many steps removed from the mines and smelters, there are many tiers of suppliers in our supply chain, and there is uncertainty as to whether ore from these countries would be present in our supply chain. Brady continues to work with our suppliers, and use publicly available information as well as commercially available services to take corrective actions as needed to further improve our due diligence as it relates to supply chain transparency.